This document contains 7 pages
                               Exhibit Index appears at page 4.

                               The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                        S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     CPAC, INC.
                 (Exact Name of issuer as specified in its charter)

NEW YORK                                               16-0961040
(State or other jurisdiction                          (IRS Employer ID Number)
of incorporation or organization)

2364 LEICESTER ROAD, LEICESTER, NEW YORK     14481
(Address of Principal Executive Offices)     (Zip Code)

              CPAC, INC. 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                              (Full Title of the Plan)

                              ROBERT OPPENHEIMER, ESQ.
                  CHAMBERLAIN, D'AMANDA, OPPENHEIMER & GREENFIELD
                          1600 Crossroads Office Building
                             Rochester, New York 14614
                      (Name and Address of agent for service)
                                    716/232-3730
           (Telephone Number, including area code, of agent for service)
                           CALCULATION OF REGISTRATION FEE

                                                     PROPOSED
TITLE OF                          PROPOSED           MAXIMUM
SECURITIES                        MAXIMUM            AGGREGATE     AMOUNT OF
TO BE           AMOUNT TO BE      OFFERING PRICE     OFFERING      REGISTRATION
REGISTERED      REGISTERED        PER SHARE          PRICE         FEE

-------------------------------------------------------------------------------
Common Stock        48,000        (1) (2) (3)        (1) (2) (3)   $152.72 (1)
Par Value
$0.01 per
share               12,000        (1) (2) (3)        (1) (2) (3)   $ 32.64 (4)
-------------------------------------------------------------------------------

(1) The Shares registered pursuant to this Registration Statement consist of 12,000 additional shares reserved for issuance under the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan. 48,000 shares reserved for issuance under the Plan were registered under previous Registration Statements which became effective on October 3, 1996 and October 14, 1997.

(2) The Shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to nonemployee directors of CPAC, Inc. in accordance with the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan pursuant to options granted automatically under the Plan.

(3) Under the terms of the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan, on an ongoing basis, an option to purchase 3,000 shares is granted to each nonemployee director elected or reelected at the annual meeting of shareholders with the exercise price equal to the fair market value of the Company's common stock on the Friday succeeding such meeting (August 7, 1998 in the current year). Fair market value is the closing price for the Company's common stock on such dates as quoted on the National Over-The-Counter Market in the NASDAQ National Market System.

(4) Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(h)(1), based upon exercise price of the options granted as of August 7, 1998. The total offering price for 12,000 shares based upon such exercise price was $110,640. Based upon the statutory formula contained in Section 6(b), the Registration Fee is $32.64.

(5) Also registered hereunder pursuant to Rule 416(a) are an indeterminate number of shares of common stock which may be issued pursuant to the anti-dilution provisions of the Plan.


                           INCORPORATION BY REFERENCE

                                       OF

                        EARLIER REGISTRATION STATEMENTS


     CPAC, Inc. registered 39,000 shares of its $.01 par value common stock reserved for issuance pursuant to its 1996 Nonemployee Directors Stock Option Plan on Form S-8, Registration Statement, filed with the Securities and Exchange Commission on October 3, 1996 and an additional 9,000 shares on Form S-8, Registration Statement filed with the Commission on October 14, 1997. The Company hereby registers an additional 12,000 shares of its $.01 par value common stock underlying options granted automatically under the Plan by filing this Registration Statement and hereby states that the contents of the Registration Statements filed on October 3, 1996 and on October 14, 1997, are hereby incorporated herein by reference thereto.

                                    EXHIBITS
      Exhibit
      Number      Description                                           Page
      -------     -----------                                           ----


       4          Instruments defining the rights                         N/A
                  of security holders
                  Incorporated By Reference to
                  Form 10-K, as updated by Quarterly
                  and Current Reports and Exhibits
                  filed therewith
       5          Opinion of Counsel
                  5.2  Opinion of Counsel re: legality                      5
      15          Letter re: Unaudited interim                            N/A
                  financial information
      23          Consents of Experts and Counsel
                  23.3  Consent of Certifying Accountant                    7
                  23.4  Consent of Counsel                                  5
      24          Power of Attorney                                       N/A
      25          Statement of Eligibility of Trustee                     N/A
      27          Financial Data Schedule                                 N/A
      99          Additional Exhibits                                     N/A

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leicester, State of New York on November 24, 1998.

                                     CPAC, INC.


                              BY:    /s/ Thomas N. Hendrickson
                                     -----------------------------------------
                                     THOMAS N. HENDRICKSON, President

     Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date:   November 24, 1998             /s/ Thomas N. Hendrickson
                                      ----------------------------------------
                                      THOMAS N. HENDRICKSON
                                      President, Chief Executive Officer,
                                      Treasurer and Director


Date:   November 24, 1998            /s/ Thomas J. Weldgen
                                     -----------------------------------------
                                      THOMAS J. WELDGEN
                                      Vice President-Finance and Director


Date:   November 24, 1998            /s/ Robert Oppenheimer
                                     -----------------------------------------
                                     ROBERT OPPENHEIMER
                                     Secretary and Director


Date:   November 24, 1998            /s/ Seldon T. James, Jr.
                                     -----------------------------------------
                                     SELDON T. JAMES, JR., Director


Date:   November 24, 1998            /s/ Robert C. Isaacs
                                     -----------------------------------------
                                     ROBERT C. ISAACS, Director

                                 EXHIBIT INDEX


      Exhibit
      Number      Description                                           Page
      -------     -----------                                           ----


       4          Instruments defining the rights                         N/A
                  of security holders
                  Incorporated By Reference to
                  Form 10-K, as updated by
                  Quarterly and Current Reports
                  and Exhibits filed therewith
       5          Opinion of Counsel
                  5.2  Opinion of Counsel re: legality                      5
      15          Letter re: Unaudited interim                            N/A
                  financial information
      23          Consents of Experts and Counsel
                  23.3  Consent of Certifying Accountant                    7
                  23.4  Consent of Counsel                                  5
      24          Power of Attorney                                       N/A
      25          Statement of Eligibility of Trustee                     N/A
      27          Financial Data Schedule                                 N/A
      99          Additional Exhibits                                     N/A